EXHIBIT 99.1

PRESS RELEASE,

dated July 17, 2003

For Immediate Release

Contact: Henry H. Gerkens

Landstar System, Inc.

www.landstar.com

904-398-9400

July 17, 2003

LANDSTAR SYSTEM REPORTS RECORD SECOND QUARTER NET INCOME AND DILUTED EARNINGS PER SHARE

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported 2003 record second quarter net income of $13.6 million, or $.84 per diluted share, in line with analysts’ estimates.  Net income in the 2002 second quarter was  $12.2 million, or $.72 per diluted share.   Revenue was $390.1 million for the thirteen-week period ended June 28, 2003, compared with $391.2 million for the thirteen-week period ended June 29, 2002.  Landstar’s carrier group of companies generated $303.2 million of revenue in the 2003 second quarter compared with $310.0 million in the 2002 second quarter.  In the 2003 and 2002 second quarters, the carrier group invoiced customers $10.0 million and $2.5 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue.  Landstar’s multimodal services group of companies reported revenue of $79.9 million in the 2003 second quarter compared to $74.3 million in the 2002 second quarter.  Operating margin was 5.8 percent in the 2003 second quarter up from 5.4 percent in the 2002 second quarter.

Net income for the twenty-six-week period ended June 28, 2003 was $23.7 million, or $1.45 per diluted share, compared to net income of $20.8 million, or $1.23 per diluted share, for the twenty-six-week period ended June 29, 2002.  Revenue was $755.8 million in the 2003 first half, compared to revenue of $726.9 million in the 2002 first half.  Landstar’s carrier group of companies generated $593.3 million of revenue in the twenty-six-week period ended June 28, 2003 compared with $580.0 million in the twenty-six-week period ended June 29, 2002.  In the 2003 and 2002 twenty-six-week periods, the carrier group invoiced customer $18.6 million and $3.2 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue.  Landstar’s multimodal services group of companies generated $148.6 million of revenue in the 2003 twenty-six-week period compared with $133.1 million in the 2002 period.  Operating margin for the 2003 twenty-six-week period was 5.2 percent compared with 5.0 percent in the 2002 comparable period.

“I am pleased with Landstar’s 2003 second quarter performance,“ said Landstar Chairman and CEO Jeff Crowe.  “Revenue in the 2003 second quarter was the second highest second quarter revenue amount in Landstar history.  Despite lower revenue from the automotive and expedited sectors, revenue in the 2003 second quarter was approximately the same as revenue in the 2002 second quarter. Revenue generated through other third party truck capacity providers (brokerage) continued to be strong and increased more than 28 percent in the 2003 second quarter.  In addition, Landstar improved its operating margin in the 2003 second quarter to 5.8 percent and increased earnings per diluted share 16 percent.“

“Trailing twelve-month return on average equity remained high at 37 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 24 percent.  During the 2003 first half, we purchased 775,051 shares of common stock at a total cost of $44,214,000, as we continued to use Landstar’s superior cash flow to enhance shareholder value,” Crowe said.  “The Company has the ability to purchase an additional 670,070 shares of its common stock under its authorized share repurchase program.”

“Based upon the current operating environment and anticipated revenue growth of 3 to 8 percent over the 2002 third quarter, I currently estimate 2003 third quarter earnings per diluted share to be within a range of $.80 to $.90 per diluted share,” said Crowe.

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 1:30 pm ET.  To access the webcast, visit the Company’s website at www.landstar.com.  Click on Investors and then the webcast icon.

The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are "forward-looking statements." This press release contains forward-looking statements, such as statements which relate to Landstar's business objectives, plans, strategies and expectations. Terms such as "anticipates," "believes," "estimates," "plans," "predicts," "may," "should," "will," the negative thereof and similar expressions, including any such expressions with respect to our level of comfort with analyst estimates, are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers' compensation claims; unfavorable development of existing accident claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic economic growth or growth in the transportation sector; and substantial industry competition. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

Landstar’s carrier group is comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc. and Landstar Ranger, Inc. and delivers excellence in complete over-the-road transportation services.  Landstar’s multimodal group, comprised of Landstar Express America, Inc. and Landstar Logistics, Inc., provides expedited, contract logistics and intermodal transportation services.  All Landstar operating companies are certified to ISO 9001:2000 quality management system standards.  Landstar System, Inc.’s common stock trades on The NASDAQ Stock Market under the symbol LSTR.    (Tables follow)

LANDSTAR SYSTEM/4

LANDSTAR SYSTEM, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts)

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended

	June 28,	June 29,	June 28,	June 29,
	2003	2002	2003	2002

Revenue	$ 755,802	$ 726,909	$ 390,084	$ 391,216
Investment income	623	1,078	299	515
Costs and expenses:
Purchased transportation	561,464	536,422	290,002	289,234
Commissions to agents	58,623	56,905	30,539	30,817
Other operating costs	17,840	17,814	8,609	9,708
Insurance and claims	22,161	24,384	11,533	13,477
Selling, general and administrative	50,336	50,723	23,955	24,675
Depreciation and amortization	6,345	5,700	3,179	2,821

Total costs and expenses	716,769	691,948	367,817	370,732

Operating income	39,656	36,039	22,566	20,999
Interest and debt expense	1,544	2,552	774	1,244

Income before income taxes	38,112	33,487	21,792	19,755
Income taxes	14,387	12,725	8,226	7,507

Net income	$ 23,725	$ 20,762	$ 13,566	$ 12,248

Earnings per common share	$ 1.51	$ 1.28	$ 0.87	$ 0.75

Diluted earnings per share	$ 1.45	$ 1.23	$ 0.84	$ 0.72
Average number of shares outstanding:
Earnings per common share	15,713,000	16,223,000	15,652,000	16,252,000

Diluted earnings per share	16,322,000	16,829,000	16,227,000	16,914,000

LANDSTAR SYSTEM/5

LANDSTAR SYSTEM, INC. AND SUBSIDIARY

SELECTED SEGMENT INFORMATION

(Dollars in thousands)

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended

	June 28,	June 29,	June 28,	June 29,
	2003	2002	2003	2002

External Revenue

Carrier segment	$ 593,286	$ 579,964	$ 303,241	$ 310,001
Multimodal segment	148,640	133,059	79,931	74,340
Insurance segment	13,876	13,886	6,912	6,875

External revenue	$ 755,802	$ 726,909	$ 390,084	$ 391,216

Operating Income

Carrier segment	$ 42,856	$ 41,459	$ 24,360	$ 24,603
Multimodal segment	2,991	2,785	1,067	1,645
Insurance segment	11,061	7,560	5,626	2,238
Other	(17,252)	(15,765)	(8,487)	(7,487)

Operating income	$ 39,656	$ 36,039	$ 22,566	$ 20,999

LANDSTAR SYSTEM/6

LANDSTAR SYSTEM, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

(Unaudited)

ASSETS	June 28, 2003	Dec. 28, 2002
Current Assets
Cash	$ 64,519	$ 65,447
Short-term investments	3,336	3,130
Trade accounts receivable, less allowance of $3,380 and $3,953	186,602	190,052
Other receivables, including advances to independent
contractors, less allowance of $6,093 and $5,331	14,813	12,640
Prepaid expenses and other current assets	10,057	3,338
Total current assets	279,327	274,607
Operating property, less accumulated depreciation and
amortization of $56,421 and $52,841	72,306	76,774
Goodwill	31,134	31,134
Other assets	18,984	18,233
Total assets	$ 401,751	$ 400,748
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Cash overdraft	$ 16,601	$ 16,545
Accounts payable	65,747	60,297
Current maturities of long-term debt	10,629	12,123
Insurance claims	26,923	24,419
Other current liabilities	33,127	40,593
Total current liabilities	153,027	153,977
Long-term debt, excluding current maturities	73,757	65,237
Insurance claims	27,508	25,276
Deferred income taxes	7,726	7,165
Shareholders’ equity
Common stock, $0.01 par value, authorized 50,000,000 and 20,000,000
shares, issued 16,657,602 and 16,337,506 shares	167	163
Additional paid-in capital	13,301	2,609
Retained earnings	197,542	173,817
Cost of 1,329,930 and 554,879 shares of common stock in treasury	(70,520)	(26,306)
Notes receivable arising from exercise of stock options	(757)	(1,190)
Total shareholders’ equity	139,733	149,093

Total liabilities and shareholders’ equity	$ 401,751	$ 400,748

LANDSTAR SYSTEM/7

LANDSTAR SYSTEM, INC. AND SUBSIDIARY

SUPPLEMENTAL INFORMATION

June 28, 2003

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 28,	June 29,	June 28,	June 29,
	2003	2002	2003	2002
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$ 509,872	$ 519,624	$ 260,348	$ 277,920
Other third party truck capacity providers	83,414	60,340	42,893	32,081
	$ 593,286	$ 579,964	$ 303,241	$ 310,001
Revenue per revenue mile	$ 1.73	$ 1.68	$ 1.73	$ 1.68
Revenue per load	$ 1,193	$ 1,153	$ 1,188	$ 1,173
Average length of haul (miles)	688	688	686	700
Number of loads	497,290	502,975	255,291	264,351

Multimodal Segment
External revenue generated through (in thousands):
Business capacity Owners (1) (2)	$ 22,753	$ 27,720	$ 11,995	$ 14,832
Other third party truck capacity providers	80,801	63,462	43,852	35,464
Rail and Air Carriers	45,086	41,877	24,084	24,044
	$ 148,640	$ 133,059	$ 79,931	$ 74,340
Revenue per load	$ 1,280	$ 1,097	$ 1,307	$ 1,129
Number of loads	116,119	121,324	61,137	65,821
	As of June 28, 2003	As of June 28, 2002
Capacity
Business Capacity Owners (1) (3)	7,271	7,365
Other third party truck capacity providers:
Approved and active (4)	8,872	8,610
Approved	6,093	5,310
	14,965	13,920
Total available truck capacity providers	22,236	21,285

(1) Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2) Includes revenue generated through Carrier Segment Business Capacity Owners.

(3) Trucks provided by business capacity owners were 8,263 and 8,402, respectively.

(4) Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.